FOR IMMEDIATE RELEASE
                                                           ---------------------

            PROCTER & GAMBLE ACQUIRES CONTROLLING INTEREST IN WELLA
                 WILL NOW MAKE TENDER OFFER FOR REMAINING SHARES


         CINCINNATI, USA and DARMSTADT, Germany - March 18, 2003 - The Procter & Gamble Company (NYSE: PG) today said that it has signed an agreement to purchase a controlling interest from the majority shareholders of Wella AG (FSE: WAD) headquartered in Darmstadt, Germany. The cash purchase of (euro)3.2 billion gives P&G 77.6% of Wella's voting shares.

         P&G also announced today that it intends to make a tender offer for the remaining voting and preference shares of Wella. P&G will offer a cash price of
(euro)92.25 per share for the voting shares, and (euro)61.50 per share for the preference shares, valuing the total shares at (euro)5.4 billion. P&G may, however, offer Wella's preference shareholders the option of accepting P&G shares as an alternative to the cash offer.

         This deal is subject to normal regulatory review and government approvals in various markets including the European Union and the U.S.

          "Wella is a leading beauty and hair care company with strong brands, excellent management and an organization with deep expertise in the beauty business," said A.G. Lafley, chairman of the board, president and chief executive of P&G. "This acquisition is a great strategic fit given P&G's leadership and proven strength in its core hair care business. The deal further expands P&G's beauty businesses across Eastern and Western Europe, and in Latin America."

          "P&G and Wella are in highly complementary businesses," said Lafley. "Wella's strength in professional hair care complements P&G's strength in retail hair care. Wella's strength in color and styling, complements P&G's strength in shampoo and conditioners. Wella's strength in Europe complements P&G's strength in North America. By bringing these complementary businesses together, we create significant opportunities for top and bottom line growth in hair care."

         "The P&G and Wella combination is also highly synergistic," said Lafley. "With global geographic scale, we expect to generate significant efficiencies."

         This acquisition is expected to contribute about (euro)3.4 billion in sales to P&G's overall beauty business - approximately (euro)1.6 billion in the professional hair care segment; (euro)1.0 billion in the retail hair care segment; and (euro)800 million in fragrances.

WELLA ACQUISITION IS ON STRATEGY FOR P&G
----------------------------------------

o The deal is in line with P&G's strategy to strengthen its core businesses and focus on higher-growth, higher-margin businesses. Wella's professional business has averaged double-digit sales growth over the last three years - well ahead of the annual industry growth of about 5 percent.

o The deal is expected to help drive innovation across P&G's entire hair care portfolio.

o The timing is right for this acquisition as P&G's overall business, and particularly its hair care business, are both strong with solid fundamentals in place.

P&G AND WELLA ARE HIGHLY COMPLEMENTARY
--------------------------------------

o Professional salon hair care sales are $10 billion globally. Wella estimates it has a 22 percent global share -- the number two position in the world. P&G, through its Clairol(R) brands, has a relatively small professional presence in North America.

o The global retail hair care market is a $34 billion industry. P&G has annual sales of more than $4.5 billion with leading brands such as Pantene(R), Head & Shoulders(R) and Herbal Essences(R). Wella is complementary to P&G from both a geographic and category perspective.

o The size of the global fine fragrance market is approximately $20 billion. Wella's and P&G's combined sales in fragrances are more than $1.0 billion. Wella markets several brands that are, or have the potential to become, classics such as Gucci(R), Rochas(R), Escada(R) and Montblanc(R). These fragrances, marketed to females, complement P&G's male-oriented fragrances like Lacoste(R) and Hugo Boss(R) (the leading male fine fragrance in the world).


THE DEAL OFFERS P&G SIGNIFICANT OPPORTUNITY FOR SYNERGY
-------------------------------------------------------

         Synergies to be gained from the combination of P&G and Wella are projected to be at least (euro)300 million by the third year. P&G said it expects to keep Wella's professional salon business largely intact.

THE PURCHASE
------------

         In addition to the equity offer of (euro)5.4 billion for Wella, P&G will assume net debt of (euro)1.1 billion, bringing the total enterprise value to (euro)6.5 billion. With Wella's annual sales of (euro)3.4 billion for the 2002 calendar year, the total enterprise value of (euro)6.5 billion is roughly
1.9 times sales, after taking the year-three synergies into account, a 10-times projected EBIT multiple.

         The purchase is expected to have a neutral earnings effect in year one. Going forward, P&G expects the purchase to be slightly accretive to earnings per share in year two, and solidly accretive in year three.

ABOUT WELLA
-----------

         Founded in 1880, Wella is a leading beauty care company selling its products in more than 150 countries. The company's three divisions include professional hair care, retail hair care, and cosmetics and fragrances. Some of its well-known brands include Wella(R), Koleston(R), Sebastian(R), Graham Webb(R) and High Hair(R) professional hair care lines; Wellaflex(R), ShockWaves(R), Ultra Sheen(R), and Vivality(R) consumer retail hair care products; Gucci(R), Rochas(R), Escada(R) and Montblanc(R) fragrances. For more information, please visit the website at WWW.WELLA.COM.

ABOUT P&G
---------

         P&G markets a range of well-known beauty and health care brands including: Pantene(R), Head & Shoulders(R), Olay(R), Clairol Nice`n Easy(R), Herbal Essences(R), Cover Girl(R), Max Factor(R), Noxzema(R), Old Spice(R), Hugo Boss(R), Crest(R), Vicks(R), Actonel(R), PUR(R) and more. P&G employs nearly 102,000 people in more than 80 countries. For more information please visit the website at WWW.PG.COM.


ANALYST/INVESTOR MEETING
------------------------

         P&G will host an analyst/investor meeting on Tuesday, March 18, 2003 at 7 a.m. (EST) at the Palace Hotel in New York to discuss the Wella purchase. For those unable to participate in person, a conference call of the meeting will be available by calling 800-946-0742 in the U.S. For calls outside the U.S., the number is 719-457-2650. Please use the following confirmation code 177504 to get access to the conference.

         A re-play of the call will be available until midnight, Tuesday, March 25, 2003 by calling 800-289-0579 in the U.S. The confirmation code is 177504. Outside the U.S., please call 719-457-2550 and use the same confirmation code.

         The meeting will be webcast on HTTP://WWW.PG.COM/INVESTOR.

         ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS NEWS RELEASE, ARE FORWARD-LOOKING STATEMENTS, AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN ADDITION TO THE RISKS AND UNCERTAINTIES NOTED IN THIS NEWS RELEASE, THERE ARE CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY SOME OF THE STATEMENTS MADE. THESE INCLUDE: (1) THE ACHIEVEMENT OF EXPECTED COST AND TAX SAVINGS ASSOCIATED WITH CHANGES IN THE COMPANY'S ORGANIZATION STRUCTURE; (2) THE ABILITY TO ACHIEVE BUSINESS PLANS, INCLUDING GROWING VOLUME PROFITABLY, DESPITE HIGH LEVELS OF COMPETITIVE ACTIVITY, ESPECIALLY WITH RESPECT TO THE PRODUCT CATEGORIES AND GEOGRAPHICAL MARKETS IN WHICH THE COMPANY HAS CHOSEN TO FOCUS; (3) THE ABILITY TO MANAGE AND MAINTAIN KEY CUSTOMER RELATIONSHIPS; (4) THE ACHIEVEMENT OF GROWTH IN SIGNIFICANT DEVELOPING MARKETS SUCH AS CHINA, TURKEY, MEXICO, THE SOUTHERN CONE OF LATIN AMERICA, THE COUNTRIES OF CENTRAL AND EASTERN EUROPE AND THE COUNTRIES OF SOUTHEAST ASIA; (5) THE ABILITY TO SUCCESSFULLY MANAGE REGULATORY, TAX AND LEGAL MATTERS, INCLUDING RESOLUTION OF PENDING MATTERS WITHIN CURRENT ESTIMATES; (6) THE ABILITY TO SUCCESSFULLY IMPLEMENT, ACHIEVE AND SUSTAIN COST IMPROVEMENT PLANS IN MANUFACTURING AND OVERHEAD AREAS; (7) THE ABILITY TO SUCCESSFULLY MANAGE CURRENCY (INCLUDING CURRENCY ISSUES IN LATIN AMERICA), INTEREST RATE AND CERTAIN COMMODITY COST EXPOSURES; (8) THE ABILITY TO MANAGE THE CONTINUED POLITICAL AND/OR ECONOMIC UNCERTAINTY IN LATIN AMERICA (INCLUDING VENEZUELA) AND THE MIDDLE EAST, AS WELL AS ANY POLITICAL AND/OR ECONOMIC UNCERTAINTY DUE TO TERRORIST ACTIVITIES OR WAR (INCLUDING KOREA); AND (9) THE SUCCESSFUL ACQUISITION, TRANSITION, INTEGRATION, AND OPERATION OF THE WELLA BUSINESS. IF THE COMPANY'S ASSUMPTIONS AND ESTIMATES ARE INCORRECT OR DO NOT COME TO FRUITION, OR IF THE COMPANY DOES NOT ACHIEVE ALL OF THESE KEY FACTORS, THEN THE COMPANY'S ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS MADE HEREIN. FOR ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER FROM THOSE PROJECTED HEREIN, PLEASE REFER TO OUR MOST RECENT 10-K, 10-Q AND 8-K REPORTS.

                                      # # #

MEDIA RELATIONS CONTACTS:
------------------------

P&G Corporate Media Center in the U.S.: 1.866.PROCTER or 1.866.776.2837 P&G Corporate Contact for Europe: Andrew Fisk, 32.2.456.2327
P&G Corporate Contact in Germany: Detlef Schermer, 49.6196.89.4369 or
                                                   49.6196.89.4577

P&G INVESTOR RELATIONS CONTACT:
------------------------------

John Goodwin, 513-983-2414